UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2024

Presto Automation Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39830	84-2968594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

985 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 817-9012

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PRST	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock	PRSTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Purchase Agreements

On January 29, 2024, Presto Automation Inc. (“Presto” or the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with several investors (the “Purchasers”) relating to the issuance and sale (the “Offering”) of an aggregate of:

(1)	$6.0 million principal amount of subordinated notes (the “Notes”) in consideration for a cash investment of $6.0 million from a number of investors consisting of (i) a lead investor (the “Lead Investor”) who purchased $3.0 million of the Notes, (ii) Remus Capital Series B II, L.P. (“Remus Capital”), an entity controlled by our Chairman and under common control with other entities that beneficially owned 25.2% of our outstanding shares of common stock par value $0.0001 per share (the “Common Stock”) prior to the Offering, which purchased $2.675 million of the Notes, and (iii) various other investors, and

(2)	$3.0 million principal amount of subordinated notes issued to the Lead Investor in exchange for forfeiting 3,000,000 shares of our Common Stock that the Lead Investor had purchased on November 21, 2023 at a price of $1.00 per share together with all shares of Common Stock that would be issuable in respect of such shares as a result of this financing, totaling 4,500,000 additional shares.

PIK Interest. Interest on the Notes accrues monthly by increasing principal at a rate of 7.5% per annum. The interest rate shall increase to 12% in the case of an event of default (an “Event of Default”).

Conversion. The Notes are convertible into 36,000,000 shares of Common Stock at the option of each holder at an initial conversion price of $0.25 per share.

The Notes shall convert mandatorily into Common Stock at the then prevailing conversion price immediately prior to (a) a Restructuring Transaction, and (b) a Change of Control Transaction with a financial investor. For these purposes:

•	“Restructuring Transaction” is any transaction or series of transactions which has the effect of (i) forgiving, reducing, or modifying the principal balance of, or otherwise adjusting the amount of, the indebtedness (the “Senior Indebtedness”) outstanding under the Credit Agreement (“Credit Agreement”) dated as of September 21, 2022, as amended on March 31, 2023 and May 22, 2023, with the Agent, Metropolitan Levered Partners Fund VII, LP, Metropolitan Partners Fund VII, LP, Metropolitan Offshore Partners Fund VII, LP and CEOF Holdings LP (collectively, the “Lenders”) with Metropolitan Partners Group Administration, LLC, as agent (the “Agent”), and the other parties thereto, (ii) exchanging all or any portion of the Senior Indebtedness for any other instrument or security, (iii) the exercise of any rights or remedies by the administrative agent or any lender under the Credit Agreement and related documents, or (iv) replacing or refinancing the Senior Indebtedness, in whole or in part.

•	“Change of Control” means (i) consolidations, mergers and reorganizations in which a majority of the voting power of the Company after the transaction changes, (ii) the transfer to a person or group of 20% of the voting power of the Company, (iii) the acquisition of beneficial ownership of 25% of the voting power or economic interests of the Company on a fully diluted basis or the acquisition of the power to elect a majority of the board, or (iv) the sale of transact of all or substantially all of the assets of the Company. A Change of Control is not triggered if the transaction is to or involves a strategic investor as opposed to a financial investor.

Full Ratchet Anti-dilution Protection. The Notes benefit from “full ratchet” anti-dilution protection through September 30, 2024. As a result, in the event of the issuance of any Common Stock or securities convertible into or exchangeable for Common Stock at a price that is less than the initial Conversion Price, the Conversion Price shall be reduced to that lower price.

Conversion Cap. Pursuant to Nasdaq Listing Rule 5635(d), the total number of shares of Common Stock that can be issued upon conversion of the Notes and upon exercise of the Fifth Amendment Warrants (as defined below) is limited to 19.99% of the outstanding shares of the Company (the “January Offering Share Cap”) at the time of the closing of the Offering absent shareholder approval. Absent the January Offering Share Cap, the total number of shares issuable under the Note is 36,000,000 and pursuant to the Fifth Amendment Warrants is 5,323,298 shares. The January Offering Share Cap is 14,190,042.

Subordination. The Notes are subject to the terms and conditions of the Senior Indebtedness and addition provisions set forth in the Notes, including, without limitation, (i) the Notes are subordinated to the prior payment in cash in full of the Senior Indebtedness, (ii) no principal or interest may be paid in cash on the Notes prior to the repayment in cash in full of the Senior Indebtedness, (iii) each note holder authorizes the Agent to file any claim on its behalf, to vote its interest, and not to support and not impede any plan or other steps proposed by the Agent in connection with any insolvency proceeding.

Triggering and Partial Waiver of Anti-dilution Protection Associated with Previously Issues Securities.

The Offering triggered anti-dilution adjustment provisions in the CA Purchase Agreement, the Third Amendment Conversion Warrants and the November 2023 Purchase Agreements (each as defined below).

On October 10, 2023, the Company entered into a Securities Purchase Agreement (the “CA Purchase Agreement”) with Presto CA LLC (“CA”), pursuant to which the Company sold 1,500,000 shares of Common Stock, at a purchase price of $2.00 per share, for an aggregate purchase price of $3.0 million (the “Private Placement”). CA is affiliated with Cleveland Avenue LLC, and Keith Kravcik, a director of Presto, is the Chief Investment Officer of Cleveland Avenue’s various Investment Funds, including the funds invested in CA. The Private Placement closed on October 16, 2023. The CA Purchase Agreement includes anti-dilution provisions relating to future issuances or deemed issuances of the Company’s Common Stock from October 16, 2023 to April 1, 2024 at a price per share below $2.00, which would require the Company to issue additional shares of Common Stock to CA, upon the terms and subject to the conditions contained in the CA Purchase Agreement.

Also on October 10, 2023, the Company entered into a Third Amendment (the “Third Amendment”) to the Credit Agreement. Pursuant to the Third Amendment, the Lenders agreed to, among other things, exchange an aggregate of $6,000,000 of accrued and previously capitalized interest for warrants to purchase 3,000,000 shares of Common Stock at a purchase price of $0.01 per share (the “Third Amendment Conversion Warrants”). The Third Amendment Conversion Warrants are subject to anti-dilution provisions relating to future issuances or deemed issuances of the Company’s Common Stock from October 16, 2023 to April 1, 2024 originally at a price per share below $2.00, upon the terms and subject to the conditions contained in the Third Amendment Conversion Warrants.

In addition, on November 17, 2023, the Company entered into Common Stock purchase agreements (the “November 2023 Purchase Agreements”) with several investors (the “November 2023 Purchasers”) relating to the issuance and sale of an aggregate of 7,750,000 shares of the Company’s Common Stock (the “November 2023 Offering”). The November 2023 Offering closed on November 21, 2023. Of those shares, 3,000,000 were issued to the Lead Investor at a price of $1.00 per share together with an additional 750,000 shares issued to an entity affiliated with the Lead Investor for zero consideration (resulting in an average purchase price of $0.80 per share) and the 4,000,000 shares were issued to other investors.

In connection with the Notes Offering, the Lenders, CA and the holders of 3,000,000 out of the 4,000,000 shares issued in the November 2023 Offering that were not being forfeited agreed that the “New Issuance Price” for the purpose of anti-dilution protection regarding the Notes Offering would be $0.40 and not $0.25. A summary of the impact of the anti-dilution protection is set forth below:

	Subject Security	Impact of November 17 Offering	Impact of Current Note Offering
Lenders	Third Amendment Conversion Warrants

Increase in the number of shares underlying the Third Amendment Conversion Warrants from 3,000,000 to 6,000,000 shares.

Reduction in the Applicable Price (as defined in the Third Amendment Conversion Warrants) to from $2.00 to $1.00.

Increase in the number of shares underlying the Third Amendment Conversion Warrants from 6,000,000 to 15,000,000 shares. Reduction in the Applicable Price to from $1.00 to $0.40.
CA	Common Stock	Reduction in New Issuance Price from $2.00 to $1.00. Issuance of 1,500,000 additional shares	Reduction of New Issuance price from $1.00 to $0.40. Issuance of 4,500,000 additional shares
November 2023 Purchasers	Common Stock (3,000,000 shares)	n/a	Reduction of New Issuance Price from $1.00 to $0.40. Issuance of 4,500,000 additional shares
	Common Stock (1,000,000 shares)	n/a	Reduction of New Issuance Price from $1.00 to $0.25. Issuance of 3,000,000 additional shares

As a result of the foregoing issuances, the forfeiture of 3.0 million shares by the Lead Investor for $3.0 million principal amount of subordinated notes, and the addition of 36.0 million shares issuable upon conversion of the Notes, the Company’s outstanding shares will increase from 71.0 million to 80.0 million, and there will be outstanding an additional 14.3 million warrants to purchase Common Stock for $0.01 per share. The total number of shares issued or reserved for issuance out of the Company’s 180 million authorized shares of Common Stock will be approximately 170.8 million shares.

Registration Rights Agreement

The Company entered into a Registration Rights Agreement with each Note holder (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company will file a registration statement (“Registration Statement”) with the Securities and Exchange Commission (the “SEC”) within 30 days following the date of the Registration Rights Agreement for purposes of registering the resale of the shares of Common Stock issuable upon conversion of the Notes in the Private Placement. The Company will also use commercially reasonable efforts to cause the SEC to declare the Registration Statement effective as promptly as possible after the filing of the Registration Statement and no later than the earlier of (i) the 90th calendar day following the date on which an additional Registration Statement is required to be filed under the Registration Rights Agreement and (ii) the 5th trading day after the date the Company is notified by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. The Company will also use its commercially reasonable efforts to keep each Registration Statement continuously effective under the Securities Act of 1933, as amended, (the “Securities Act”) until the earlier of (i) such time as all of the registrable securities covered by such Registration Statement have been sold by the holders publicly or sold pursuant to Rule 144 or (ii) the date that all registrable securities covered by such Registration Statement may be sold by non-affiliates of the Company without volume or manner-of-sale restrictions under Rule 144, and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected holders.

Warrants to Purchase Common Stock

In connection with the effectiveness of the Fifth Amendment, the Company issued to the Agent warrants to purchase 5,323,298 shares of Common Stock (the “Fifth Amendment Warrants”) reflecting a value equal to the amount of interest that would accrue on the outstanding loan under the Credit Agreement through December 31, 2024 at a rate of 4% per annum. The Fifth Amendment Warrants were required to be issued pursuant to the Forbearance Agreement to account for the reduction in interest rate under the Credit Agreement from 12% to 8% upon the closing of the Offering. The Warrants may be exercised for cash or pursuant to a net exercise at any time on or before the date that is the five year anniversary of the date of the issuance of the Warrants; provided, that the Company shall not effect the exercise of any portion of the warrant to the extent that giving effect to such exercise, the holder thereof, together with its affiliates collectively would beneficially own in excess of 4.99% of the Common Stock outstanding immediately after giving effect to such exercise. In addition, the Fifth Amendment Warrants are subject to anti-dilution provisions relating to future issuances or deemed issuances of the Company’s Common Stock from the issuance date of the Fifth Amendment Conversion Warrants to April 1, 2024 at a price per share below $0.40, upon the terms and subject to the conditions contained in the Fifth Amendment Conversion Warrants.

In addition, the parties agreed that the shares of Common Stock underlying the Warrants constitute “Registerable Securities” as defined in the registration rights agreement, dated as of March 31, 2023, by and among the Company and the Lenders (the “Metropolitan Registration Rights Agreement”). Under the Metropolitan Registration Rights Agreement, the Company has agreed to file a Registration Statement with the SEC within 30 days following the date of the issuance of the Warrants for purposes of registering the resale of the shares of Common Stock underlying the Warrants. The Company has also agreed to use its reasonable best efforts to cause the SEC to declare the Registration Statement effective as soon as possible after the filing of the Registration Statement and no later than the earlier of (i) the 60th calendar day following the date on which an additional Registration Statement is required to be filed under the Registration Rights Agreement (or, in the event of a “full review” by the Securities and Exchange Commission (the Commission”), the 90th calendar day following the date such additional Registration Statement is required to be filed under the Registration Rights Agreement) and (ii) the 3rd business day after the date the Company is notified by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review.

Fifth Amendment to Credit Agreement

On January 30, 2024, the Company and its wholly owned subsidiary Presto Automation LLC, entered into a Fifth Amendment to Credit Agreement and Acknowledgment (the “Fifth Amendment”) with Metropolitan Partners Group Administration, LLC (the “Agent”), as administrative agent on behalf of the lenders (the “Lenders”) party to the Credit Agreement, dated September 21, 2022 (as subsequently amended, restated, modified or supplemented prior to January 30, 2024, the “Credit Agreement”), and certain significant stakeholders of the Company party thereto. The Fifth Amendment was preceded by the Forbearance and Fourth Amendment to the Credit Agreement, dated January 22, 2024 (the “Forbearance Agreement”), by and among the Company, the Agent, the Lenders and certain significant stakeholders of the Company party thereto.

The material terms of the Fifth Amendment are as follows:

•	The parties confirmed that the Offering satisfied the requirements of the Forbearance Agreement in order for the Lenders to grant continued forbearance with respect to events of default under the Credit Agreement.

•	The date until which initial forbearance is granted was extended from the original date of February 29, 2024 in the Forbearance Agreement until March 8, 2024.

•	The Company agreed that on or prior to March 6, 2024, it will hold a shareholder meeting, among other things, to (i) approve the issuance of certain shares issuable in connection with any securities subject to the 19.99% cap imposed by Nasdaq rules, including, without limitation, the Third Amendment Warrants, the Fifth Amendment Warrants and the Convertible Notes, and (ii) amend its certificate of incorporation to increase the authorized shares of Common Stock to not less than 100,000,000,000 shares. The failure of such meeting of the shareholders of the Company to occur on or before March 6, 2024 shall constitute an immediate event of default under the Credit Agreement.

•	The Company anticipates that its cash payments in February will result in a reduction in its operating cash that breaches the permitted “Net Adjusted Decrease in Operating Cash” covenant under the Credit Agreement. This anticipated event of default under the Credit Agreement is made subject to the Forbearance Agreement.

The Company together with its past, present and future successors, assigns, managers, members, officers, directors, agents, employees, professionals and other representatives (in their capacities as such and not in any other capacity), and entities affiliated with Remus Capital and Presto CA LLC (an affiliate of Cleveland Avenue, LLC) together with their respective past, present and future successors, assigns released the Agent, the Lenders and certain other parties affiliated or related thereto from any claims related to the Forbearance Agreement, the Credit Agreement and any loan documents.

The foregoing summaries do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the agreements filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

Liquidity Update

The Company projects that the net proceeds from the Offering, together with the Company’s other cash resources and projected revenues, are sufficient for the Company to sustain its operations through the end of February. The Company is currently exploring alternatives and in discussions with potential investors to raise capital. The Company is required to raise at least $6 million on or before March 8, 2024 pursuant to the terms of the Forbearance Agreement in order to receive additional forbearance from the Lenders.

Forward Looking Statements

This Current Report on Form 8-K (the “Form 8-K”) contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this Form 8-K, regarding the Company’s strategy, future operations, prospects, plans and objectives of management, are forward-looking statements. When used in this Form 8-K, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “initiatives,” “continue,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this Form 8-K or as of the date they are made. The Company cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. In addition, the Company cautions you that the forward-looking statements contained in this Form 8-K are subject to risks and uncertainties, including but not limited to, the Company’s ability to secure additional capital resources, and those additional risks and uncertainties discussed under the heading “Risk Factors” in the Form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 11, 2023 and the other documents filed, or to be filed, by the Company with the SEC. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that the Company has filed and will file from time to time with the SEC. These SEC filings are available publicly on the SEC’s website at www.sec.gov. Should one or more of the risks or uncertainties described in this Form 8-K materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Form 8-K.

Item 9.01. Financial Statements and Exhibits

The following exhibits are provided as part of this Report:

(d) Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated as of January 30, 2024, by and between Presto Automation Inc. and the buyers thereto.

10.2	Form of Subordinated Convertible Note, dated as of January 30, 2024.

10.3	Form of Registration Rights Agreement, dated as of January 30, 2024, by and between Presto Automation Inc. and the holders thereto.

10.4	Fifth Amendment to Credit Agreement, dated as of January 31, 2024, by and among Presto Automation LLC, Presto Automation Inc., the lenders party thereto and Metropolitan Partners Group Administration, LLC.

10.5	Warrant to Purchase Common Stock, dated January 30, 2024, by and between Presto Automation Inc. and Metropolitan Levered Partners Fund VII, LP.

10.6	Warrant to Purchase Common Stock, dated January 30, 2024, by and between Presto Automation Inc. and Metropolitan Partners Fund VII, LP.

10.7	Warrant to Purchase Common Stock, dated January 30, 2024, by and between Presto Automation Inc. and Metropolitan Offshore Partners Fund VII, LP.

10.8	Warrant to Purchase Common Stock, dated January 30, 2024, by and between Presto Automation Inc. and CEOF Holdings, LP.

10.9	Amended and Restated Warrant to Purchase Common Stock, dated January 30, 2024, by and between Presto Automation Inc. and Metropolitan Levered Partners Fund VII, LP.

10.10	Amended and Restated Warrant to Purchase Common Stock, dated January 30, 2024, by and between Presto Automation Inc. and Metropolitan Partners Fund VII, LP.

10.11	Amended and Restated Warrant to Purchase Common Stock, dated January 30, 2024, by and between Presto Automation Inc. and Metropolitan Offshore Partners Fund VII, LP.

10.12	Amended and Restated Warrant to Purchase Common Stock, dated January 30, 2024, by and between Presto Automation Inc. and CEOF Holdings, LP

104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTO AUTOMATION INC.

By:	/s/ Susan Shinoff
	Name:	Susan Shinoff
	Title:	General Counsel and Corporate Secretary

Dated: February 2, 2024